SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 24, 2018

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington	000-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2018, the Board of Directors of Columbia Banking System, Inc. (the “Company”) appointed Janine Terrano to serve as a director on the Board of Directors of the Company and its wholly owned subsidiary, Columbia State Bank (“Columbia Bank”), effective immediately. Ms. Terrano has been appointed to the Audit Committee and Enterprise Risk Management Committee of the Board of Directors of the Company. Ms. Terrano has extensive business leadership expertise and experience building companies in the technology sector.

There are no arrangements or understandings between Ms. Terrano and any person pursuant to which she was selected to serve as a director on the Company’s and Columbia Bank’s Boards of Directors.

Ms. Terrano is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Compensatory arrangements for Ms. Terrano will be consistent with the Company’s previously disclosed standard arrangements for non-employee directors. Such arrangements are described in the Company’s proxy statement for its 2017 annual meeting filed on April 13, 2017, which descriptions are incorporated herein by reference. Ms. Terrano will also enter into the Company’s standard indemnification agreement for directors.

In connection with her appointment, Ms. Terrano received a grant of restricted stock commensurate with grants recently awarded to the Company’s other directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated January 24, 2018 announcing appointment of Janine Terrano as Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2018	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Kumi Y. Baruffi
Kumi Y. Baruffi Executive Vice President, General Counsel and Corporate Secretary